Exhibit 10.5

EXECUTION VERSION

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

BROADSTONE NET LEASE, LLC

This AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Operating Agreement of Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Company”), dated as of December 31, 2007 (the “Operating Agreement”), is made and entered into by Broadstone Net Lease, Inc., a Maryland corporation (the “Managing Member”), effective as of February 7, 2020. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Operating Agreement.

WHEREAS, the Managing Member and the Operating Company entered into that certain Agreement and Plan of Merger, dated as of November 11, 2019, by and among the Managing Member, the Operating Company, Broadstone Net Lease Sub 1, Inc., Broadstone Net Lease Sub 2, Inc., Broadstone Real Estate, LLC, Trident BRE Holdings I, Inc., Trident BRE Holdings II, Inc., and, solely for purposes of Sections 6.18, 6.19 and 6.20 thereof, Trident BRE Holdings I, L.P. and Trident BRE Holdings II, L.P., pursuant to which the Managing Member and the Operating Company agreed to amend the Operating Agreement as set forth herein upon the consummation of the transactions contemplated thereby; and

WHEREAS, pursuant to and in accordance with Section 3.1(a)(ii), Section 5.1(a) and Section 10.5 of the Operating Agreement, the Managing Member has the authority to amend the Operating Agreement and Exhibit A thereto as hereinafter set forth.

NOW, THEREFORE, the Operating Agreement is hereby amended as follows:

A.	Definitions. The following definitions will be added to Section 1.1 of the Operating Agreement in the appropriate alphabetical location:

“Blackout Period” has the meaning set forth in Section 11.1.

“Covered OP Units” has the meaning set forth in Section 11.1.

“Earnout Trigger” has the meaning set forth in the Merger Agreement.

“Earnout Units” has the meaning set forth in Section 11.3.

“Eligible Holder” has the meaning set forth in Section 11.1.

“Initial Public Offering” means an initial underwritten public offering of Shares by the Managing Member in connection with which the Shares are listed on a national securities exchange.

“IPO Closing Date” means the date on which the sale of the firm shares included in an Initial Public Offering closes.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 11, 2019, by and among the Managing Member, the Operating Company, Broadstone Net Lease Sub 1, Inc., Broadstone Net Lease Sub 2, Inc., Broadstone Real Estate, LLC, Trident BRE Holdings I, Inc., Trident BRE Holdings II, Inc., and, solely for purposes of Sections 6.18, 6.19 and 6.20 thereof, Trident BRE Holdings I, L.P. and Trident BRE Holdings II, L.P.

“OP Earnout Consideration” has the meaning set forth in the Merger Agreement.

“OP Merger Consideration” has the meaning set forth in the Merger Agreement.

“OP Unit Value” equals $85.00.

“Repurchase Notice” has the meaning set forth in Section 11.1.

“Repurchase Notice Date” has the meaning set forth in Section 11.1.

“Repurchase Period” has the meaning set forth in Section 11.1.

“Repurchase Units” has the meaning set forth in Section 11.1.

“Revocation Notice” has the meaning set forth in Section 11.1.

“SEC” means the United States Securities and Exchange Commission.

B.	Initial Public Offering; Repurchases. The Operating Agreement is hereby amended by adding a new Article XI, which will read in its entirety as follows:

ARTICLE XI

INITIAL PUBLIC OFFERING; REPURCHASES

11.1    Repurchases of Covered OP Units. If an IPO Closing Date does not occur on or before December 31, 2020, then, during the Repurchase Period, each Member (each an “Eligible Holder”) who received Membership Units as OP Merger Consideration (the “Covered OP Units”) shall have the right to require the Operating Company to repurchase any or all of such Eligible Holder’s Covered OP Units by giving written notice (a “Repurchase Notice”) thereof, which notice will specify the number of Covered OP Units to be repurchased (“Repurchase Units”). The date on which a Repurchase Notice is given by an Eligible Holder is the “Repurchase Notice Date” for such Repurchase Notice. “Repurchase Period” means the period from January 1, 2021 until the earlier of twelve (12) months thereafter or an IPO Closing Date; provided that the Repurchase Period shall not begin on January 1, 2021 if the Managing Member, in connection with an Initial Public Offering, shall have filed a registration statement with the SEC that has not been withdrawn as of January 1, 2021 (but the Repurchase Period shall begin immediately upon any such withdrawal and then continue until the earlier of twelve (12) months thereafter or an IPO Closing Date); provided, further, that the Repurchase Period shall begin no later than July 1, 2021 (even if such registration statement shall not have been withdrawn as of July 1, 2021) and in such event shall continue until the earlier of twelve (12) months thereafter or an IPO Closing Date. If the Managing Member makes an initial confidential submission of a draft registration statement or a public filing of a registration statement during the Repurchase Period, then the right of Eligible Holders to deliver a Repurchase Notice shall be suspended for a period not to exceed six (6) months (the “Blackout Period”) and the Repurchase Period shall be extended automatically without further action of any Person by a period of time equal to the Blackout Period (but, in any event, not past the IPO Closing Date). The Blackout Period shall end on the earlier to occur of (i) the IPO Closing Date or (ii) the Managing Member’s decision to abandon such Initial Public Offering. After any Eligible Holder sends a Repurchase Notice, but before the Operating Company repurchases such Eligible Holder’s Covered OP Units, such Eligible Holder shall have the right to revoke its Repurchase Notice, in whole or in part, by giving written notice (a “Revocation Notice”) thereof; provided that the right of an Eligible Holder to deliver a Revocation Notice shall be suspended during the Blackout Period.

11.2    Repurchase Price. The Operating Company shall be obligated to repurchase for cash any Repurchase Units in respect of which a valid Repurchase Notice has been delivered on a timely basis (and no Revocation Notice has been delivered), at a per unit price equal to (i) the greater of the OP Unit Value or the “Determined Share Value” of a Share in effect as of the Repurchase Notice Date, plus (ii) interest thereon at a rate of the greater of 6.21% per annum and the then current dividend rate paid by the Manager Member with respect to the Shares as of the Repurchase Notice Date, calculated on the basis of a 365-day year, accruing from the Repurchase Notice Date through the date of repurchase, minus (iii) the aggregate amount of any distributions declared and payable thereon from the Repurchase Notice Date through the date of repurchase (to the extent actually paid). The repurchase of such Repurchase Units shall occur within one year of the Repurchase Notice Date, on one or more dates determined by the Operating Company, taking into account restrictions under Applicable Law or any indebtedness and available liquidity and target leverage objectives. Until the repurchase of a Repurchase Unit occurs, such Repurchase Unit shall remain issued and outstanding for all purposes, including the right to receive distributions in respect thereof, when and if declared.

11.3    Repurchases of Earnout Units. If an IPO Closing Date does not occur on or before the satisfaction of any Earnout Trigger, then each Eligible Holder who receives Membership Units as OP Earnout Consideration (“Earnout Units”) shall have the right to require the Operating Company to repurchase any or all of such Earnout Units on the same terms and conditions (including the Blackout Period) set forth in Sections 11.1 and 11.2; provided that the “Repurchase Period” for any Earnout Units shall be the period from the date of issuance of such Earnout Units until the earlier of twelve (12) months thereafter or an IPO Closing Date; provided, further, that such Repurchase Period shall not begin on such date of issuance if the Managing Member, in connection with an Initial Public Offering, shall have filed a registration statement with the SEC that has not been withdrawn as of such date of issuance (but such Repurchase Period shall begin immediately upon any such withdrawal and then continue until the earlier of twelve (12) months thereafter or an IPO Closing Date); provided, further, that such Repurchase Period shall begin no later than six (6) months after such date of issuance (even if such registration statement shall not have been withdrawn as of such date) and in such event shall continue until the earlier of twelve (12) months thereafter or an IPO Closing Date.

C.	Exhibit A. Exhibit A attached to the Operating Agreement, as such Exhibit A has been amended previously, is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

D.

No Other Changes. Except as specifically set forth herein, the terms and provisions of the Operating Agreement shall remain unmodified and the Operating Agreement is hereby confirmed by the Managing Member as being in full force and effect as amended hereby. On and after the effectiveness of this Amendment, each reference in the Operating Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Operating Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Operating Agreement, shall mean and be a reference to the Operating Agreement, as amended hereby.

E.

Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflict of laws principles that would result in the application of the laws of any other jurisdiction.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

MANAGING MEMBER:	BROADSTONE NET LEASE, INC.

By: /s/ Christopher J. Czarnecki
	Name:	Christopher J. Czarnecki
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to the

Amended and Restated Operating Agreement of Broadstone Net Lease, LLC]